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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 1993 Share Option Plan, 1997 Interim Option Plan and 1997 Employee Stock Purchase Plan of Flextronics International Ltd., of our report dated July 31, 1997, with respect to the consolidated financial statements and schedule of Flextronics International Ltd., included in the annual report in Form 10K/A for year ended March 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Ernst & Young

Singapore
December 12, 1997